Cohen & Steers, Inc. 757 Third Avenue New York, NY 10017-2013 Tel 212.832.3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

(212) 446-9168

COHEN & STEERS REPORTS THIRD QUARTER RESULTS

Assets Under Management at $20.2 Billion;

Record Quarterly Asset Management Revenue and Profits

NEW YORK, NY, October 26, 2005 — Cohen & Steers, Inc. (NYSE: CNS) today reported net income of $8.0 million, or $0.20 per share (diluted and basic) for the third quarter ended September 30, 2005. Net income and earnings per share data for the quarter ended September 30, 2004 are not comparable because the Company operated as a privately held S-corporation until August 16, 2004. Third quarter 2005 net income and earnings per share decreased from net income of $8.5 million, and diluted and basic earnings per share of $0.21 in the second quarter of 2005. Record revenue and profits in asset management were offset by a decline in revenue and profits in investment banking. Total revenue was $36.4 million for the third quarter ended September 30, 2005, up 25.1% from $29.1 million in the 2004 period.

Net income for the nine months ended September 30, 2005 was $23.6 million, or $0.58 per diluted share and $0.59 per basic share. Total revenue was $108.8 million for the nine months ended September 30, 2005, up 32.6% from $82.1 million in the comparable 2004 period.

Assets Under Management

Assets under management continued to increase, reaching $20.2 billion at September 30, 2005. This represents an increase of 25.5% from $16.1 billion at September 30, 2004 and an increase of 1.5% from $19.9 billion at the end of the second quarter of 2005. The Company’s global and international portfolios, which are included in assets under management, increased 23.9% to $699 million at September 30, 2005 from $565 million at June 30, 2005. “We are particularly excited about the expansion in our global and international portfolios which we believe is a major growth opportunity for the Company,” stated Robert Steers, co-chairman and co-chief executive of Cohen & Steers. “The market for international real estate securities is potentially larger than that of U.S. REITs and the market for managers investing in these securities is far less developed than it is in the U.S.,” added Joseph Harvey, president of Cohen & Steers.

The Company recorded overall net outflows of $65 million during the quarter ended September 30, 2005. Net inflows of $49 million in open-end funds were more than offset by net outflows from institutional separate accounts.

The Company has a 50% ownership interest in Houlihan Rovers, S.A., a Brussels-based investment adviser. Houlihan Rovers’ assets under management increased 9.1% to $1.2 billion at September 30, 2005, from $1.1 billion at June 30, 2005, and increased 113.4% from $569 million at December 31, 2004. The Company’s assets under management at September 30, 2005 and June 30, 2005, included $387 million and $330 million, respectively, of assets sub-advised by Houlihan Rovers.

Recent Developments

“Third quarter results reflect our growth in asset management, the decline in investment banking revenue and increased expenses associated with the continued buildout of our research capabilities,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “Having now completed our core investment platform with the addition of our large cap value team, we continue to build our infrastructure to support and market our portfolio management capabilities. We are excited about the host of opportunities that are available to us.”

Recent developments include:

•

The launching of Cohen & Steers Dividend Value Fund* on August 31, 2005, an open-end large cap value fund which is managed by Richard E. Helm and his large cap value portfolio management team. Mr. Helm and his team are located in the Company’s Seattle office.

•

The filing of a registration statement with the Securities and Exchange Commission for Cohen & Steers Global Power Fund**. This closed-end mutual fund will seek to maximize total return through investment primarily in a portfolio of income producing securities issued by utility and energy companies worldwide.

•	The appointment of Ambassador Funds Management Services as the Company’s exclusive representative to market its institutional investment services to potential investors in Australia and New Zealand.
•

The Company provides portfolio consulting services for Unit Investment Trusts (“UITs”) offered by Van Kampen Investments. As of September 30, 2005, the Company provided advisory consulting services to 28 Van Kampen UITs with assets of $779 million, compared with 23 UITs with assets of $757 million at June 30, 2005. These assets are not included in the Company’s assets under management.

•	The Company’s web site, www.cohenandsteers.com, was awarded the “Best Mutual Fund Web Site Award” in the Web Marketing Association’s 2005 competition.

Asset Management

Total revenue for the asset management segment was $35.2 million for the three months ended September 30, 2005, an increase of 29.4% from $27.2 million in the 2004 period. Pretax income was $13.7 million for the three months ended September 30, 2005, up 6.1% from $12.9 million in the second quarter of 2005. Assets under management reached $20.2 billion at September 30, 2005, a 25.5% increase from September 30, 2004. The year over year increase resulted from market appreciation of $3.2 billion coupled with net inflows of $938 million.

Relative investment performance has continued to be strong throughout the Company’s portfolio strategies. Three of the four open-end funds that are eligible for Morningstar ratings have four- or five-stars***. Two of the Company’s newest open-end funds, Cohen & Steers International Realty Fund* and Cohen & Steers Utility Fund*, which are not yet eligible for ratings, recorded net inflows of $258 million this year.

Institutional separate accounts recorded net outflows of $114 million during the quarter ended September 30, 2005 due to clients rebalancing their portfolios in order to maintain their targeted allocations in REITs. The firm did not lose any existing institutional accounts and added one new account during the period.

Houlihan Rovers had net income of $570,000 during the quarter ended September 30, 2005, compared with $491,000 for the quarter ended June 30, 2005. The Company records 50% of Houlihan Rovers’ net income.

Investment Banking

Total revenue for the investment banking segment was $1.2 million for the three months ended September 30, 2005, down 78.6% from $5.5 million last quarter and down 36.9% from $1.9 million in the comparable 2004 period. Revenue from investment banking activity is dependent on the completion of transactions, the timing of which cannot be predicted. During the quarter, the investment banking segment generated revenue in connection with financial advisory and capital raising transactions. The financial advisory fees were generated primarily in connection with a merger advisory assignment and a proxy contest. The capital raising fees were primarily attributable to an agency fee generated in connection with a registered direct placement of common stock and the final settlement during the quarter of two co-managed underwritten public offerings.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, October 27, 2005 at 10:00 a.m. Eastern Time to discuss the Company’s third quarter 2005 results. Investors and analysts can access the live conference call by dialing (877) 234-1973 (domestic) and (973) 582-2749 (international); PIN: 6625547. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on October 27, 2005 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); PIN: 6625547. Internet access to the webcast, which includes audio (listen-only), will be available on the Company’s website at cohenandsteers.com under “Corporate Info.” The webcast will be archived on Cohen & Steers’ website for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, international real estate securities, preferred securities, utilities and large cap value stocks. Headquartered in New York City, the firm serves individual and institutional investors through a wide range of open-end funds, closed-end funds and separate accounts.

Forward Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is accessible on the Securities and Exchange Commission’s website at http://www.sec.gov and on Cohen & Steers website at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

* As with any investment, the price of the fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. This and other information about the fund is included in the prospectus. Call 1-800-330-7848 or visit cohenandsteers.com for a prospectus. Please read the prospectus carefully before investing. Cohen & Steers Securities, LLC is the distributor of the fund.

**For more complete information about the fund, including charges and expenses, please call (800) 330-7348 for a prospectus. There are special risks associated with an investment in the fund. These risks are described in the prospectus, which you should read carefully before you invest or send money. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The information in this document is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any such state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

*** For the periods ended September 30, 2005, the Cohen & Steers Realty Focus Fund - class I shares - was rated 5 stars for the three-year period ended and 5 stars for the five-year period. For the periods ended September 30, 2005, Cohen & Steers Realty Shares was rated 4 stars for the three-year period ended, 3 stars for the five-year period and 4 stars for the 10-year period, with an overall rating of 4 stars. For the periods ended September 30, 2005, Cohen & Steers Institutional Realty Shares was rated 4 stars for the three-year period ended and 4 stars for the five-year period. Morningstar proprietary ratings reflect historical risk-adjusted performance for funds with at least a 3-year performance history and are subject to change every month. Morningstar RatingsTM are calculated from a fund’s three-, five-, and ten-year average annual returns in excess of the 90-day U.S. Treasury bill returns, with appropriate fee adjustments, and a risk factor that reflects performance below the 90-day Treasury bill return. Within each asset class the top 10% of funds receive 5 stars (Highest); the next 22.5% receive 4 stars (Above Average); the middle 35% earn 3 stars (Average); the next 22.5% receive 2 stars (Below Average); and the bottom 10% get 1 star (Lowest). The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Copyright 2005 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. The number of U.S.-domiciled funds tracked by Morningstar in the Specialty-Real Estate category for periods ended September 30, 2005 are as follows: 157 funds for the three-year period, 123 funds for the five-year period, and 31 funds for the ten-year period.

# # # #

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ending

(in thousands, except per share data)

	Three Months Ended			% Change From
	September 30, 2005	June 30, 2005	September 30, 2004 (1)	June 30, 2005	September 30, 2004
Revenue
Investment advisory and administration fees	$31,402	$29,010	$24,174
Distribution and service fee revenue	3,122	2,950	2,554
Portfolio consulting and other	720	766	512
Investment banking fees	1,187	5,542	1,881
Total revenue	36,431	38,268	29,121	(4.8%)	25.1%
Expenses
Employee compensation and benefits	10,154	9,150	55,183
Distribution and service fee expenses	7,838	7,363	7,072
General and administrative	5,195	5,802	2,789
Depreciation and amortization	1,380	1,389	889
Amortization, deferred commissions	826	810	1,005
Total expenses	25,393	24,514	66,938	3.6%	*
Operating income	11,038	13,754	(37,817)	(19.7%)	*
Non-operating income (expense)
Interest and dividend income	877	804	302
Gain from sale of marketable securities	827	642	–
Gain from sale of property and equipment	289	–	–
Foreign currency transaction loss	(33)	(10)	–
Interest expense	(54)	(26)	(30)
Total non-operating income	1,906	1,410	272	35.2%	*
Income before provision for income taxes and equity in earnings of affiliate	12,944	15,164	(37,545)	(14.6%)	*
Provision for income taxes	5,226	6,901	(16,956)
Equity in earnings of affiliate	285	246	–
Net income	$8,003	$8,509	$(20,589)	(5.9%)	*
Earnings per share
Basic	$0.20	$0.21	$(0.60)
Diluted	$0.20	$0.21	$(0.60)
Weighted average shares outstanding
Basic	39,980	39,986	34,068
Diluted	40,371	40,293	34,138

(1) Prior to August 17, 2004, the company was a privately held S-Corporation.

Certain prior period amounts have been reclassified to conform with the current period’s presentation.

*Not comparable

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ending

(in thousands, except per share data)

	Nine Months Ended		% Change From
	September 30, 2005	September 30, 2004 (1)	September 30, 2004
Revenue
Investment advisory and administration fees	$87,732	$66,077
Distribution and service fee revenue	8,941	7,246
Portfolio consulting and other	2,515	2,136
Investment banking fees	9,618	6,599
Total revenue	108,806	82,058	32.6%
Expenses
Employee compensation and benefits	27,963	71,006
Distribution and service fee expenses	21,861	16,202
General and administrative	16,400	8,916
Depreciation and amortization	4,144	1,454
Amortization, deferred commissions	2,625	3,295
Total expenses	72,993	100,873	*
Operating income	35,813	(18,815)	*
Non-operating income (expense)
Interest and dividend income	2,232	515
Gain from sale of marketable securities	1,976	–
Gain from sale of property and equipment	289	–
Foreign currency transaction loss	(64)	–
Interest expense	(102)	(111)
Total non-operating income	4,331	404	*
Income before provision for income taxes and equity in earnings of affiliate	40,144	(18,411)	*
Provision for income taxes	17,250	(15,753)
Equity in earnings of affiliate	683	–
Net income	$23,577	$(2,658)	*
Earnings per share
Basic	$0.59	$(0.09)
Diluted	$0.58	$(0.09)
Weighted average shares outstanding
Basic	39,999	29,156
Diluted	40,303	29,226

(1) Prior to August 17, 2004, the Company was a privately held S-Corporation.

Certain prior period amounts have been reclassified to conform with the current period’s presentation.

*Not comparable

Cohen & Steers, Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ending

(in thousands)

	Three Months Ended			% Change From
	September 30, 2005	June 30, 2005	September 30, 2004 (1)	June 30, 2005	September 30, 2004
Asset Management
Total revenue	$35,244	$32,726	$27,240	7.7%	29.4%
Total expenses	(23,693)	(21,434)	(62,420)	10.5%	*
Net non-operating income, including equity in earnings of affiliate	2,123	1,599	257	32.8%	*
Income (loss) before provision for income taxes	$13,674	$12,891	$(34,923)	6.1%	*

Investment Banking
Total revenue	$1,187	$5,542	$1,881	(78.6%)	(36.9%)
Total expenses	(1,700)	(3,080)	(4,518)	(44.8%)	*
Net non-operating income	68	57	15	19.3%	*
Income (loss) before provision for income taxes	$(445)	$2,519	$(2,622)	**	*

Total
Total revenue	$36,431	$38,268	$29,121	(4.8%)	25.1%
Total expenses	(25,393)	(24,514)	(66,938)	3.6%	*
Net non-operating income, including equity in earnings of affiliate	2,191	1,656	272	32.3%	*
Income (loss) before provision for income taxes	$13,229	$15,410	$(37,545)	(14.2%)	*

	Nine Months Ended		% Change From
	September 30, 2005	September 30, 2004 (1)	September 30, 2004
Asset Management
Total revenue	$99,188	$75,459	31.4%
Total expenses	(65,982)	(92,618)	*
Net non-operating income, including equity in earnings of affiliate	4,865	374	*
Income (loss) before provision for income taxes	$38,071	$(16,785)	*

Investment Banking
Total revenue	$9,618	$6,599	45.7%
Total expenses	(7,011)	(8,255)	*
Net non-operating income	149	30	*
Income (loss) before provision for income taxes	$2,756	$(1,626)	*

Total
Total revenue	$108,806	$82,058	32.6%
Total expenses	(72,993)	(100,873)	*
Net non-operating income, including equity in earnings of affiliate	5,014	404	*
Income (loss) before provision for income taxes	$40,827	$(18,411)	*

(1) Prior to August 17, 2004, the Company was a privately held S-Corporation.

*Not comparable

**Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ending

(in millions)

	Three Months Ended			% Change From
	September 30, 2005	June 30, 2005	September 30, 2004	June 30, 2005	September 30, 2004
Closed-End Mutual Funds
Assets under management, beginning of period	$10,007	$9,126	$7,671
Additions	–	150	–
Market appreciation	78	731	334
Total increase	78	881	334
Assets under management, end of period	$10,085	$10,007	$8,005	0.8%	26.0%

Open-End Mutual Funds
Assets under management, beginning of period	$5,428	$4,824	$4,029
Net additions (withdrawals)	49	(101)	100
Market appreciation	119	705	336
Total increase	168	604	436
Assets under management, end of period (1)	$5,596	$5,428	$4,465	3.1%	25.3%

Institutional Separate Accounts
Assets under management, beginning of period	$4,428	$3,828	$3,280
Net additions (withdrawals)	(114)	30	(7)
Market appreciation	165	570	324
Total increase	51	600	317
Assets under management, end of period	$4,479	$4,428	$3,597	1.2%	24.5%

Total
Assets under management, beginning of period	$19,863	$17,778	$14,980
Net additions (withdrawals)	(65)	79	93
Market appreciation	362	2,006	994
Total increase	297	2,085	1,087
Assets under management, end of period (1)	$20,160	$19,863	$16,067	1.5%	25.5%

(1) As of September 30, 2005 and June 30, 2005, assets under management included $387 million and $330 million, respectively, of assets sub-advised by Houlihan Rovers.

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ending

(in millions)

	Nine Months Ended		% Change From
	September 30, 2005	September 30, 2004	September 30, 2004
Closed-End Mutual Funds
Assets under management, beginning of period	$8,984	$4,791
Additions	755	2,931
Market appreciation	346	283
Total increase	1,101	3,214
Assets under management, end of period	$10,085	$8,005	26.0%

Open-End Mutual Funds
Assets under management, beginning of period	$5,199	$3,897
Net additions (withdrawals)	(58)	35
Market appreciation	455	533
Total increase	397	568
Assets under management, end of period (1)	$5,596	$4,465	25.3%

Institutional Separate Accounts
Assets under management, beginning of period	$4,118	$2,992
Net additions (withdrawals)	(110)	73
Market appreciation	471	532
Total increase	361	605
Assets under management, end of period	$4,479	$3,597	24.5%

Total
Assets under management, beginning of period	$18,301	$11,680
Net additions	587	3,039
Market appreciation	1,272	1,348
Total increase	1,859	4,387
Assets under management, end of period (1)	$20,160	$16,067	25.5%

(1) As of September 30, 2005, assets under management included $387 million of assets sub-advised by Houlihan Rovers.